As filed with the Securities and Exchange Commission on August 2, 2007
Registration No.

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

LIONS GATE ENTERTAINMENT CORP.
(Exact Name of Registrant as Specified in Its Charter)

British Columbia, Canada	N/A
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
1055 West Hastings Street, Suite 2200	2700 Colorado Avenue, Suite 200
Vancouver, British Columbia V6E 2E9	Santa Monica, California 90404

(Address, Including Zip Code, of Principal Executive Offices)

Lions Gate Entertainment Corp.
2004 Performance Incentive Plan
(Full Title of the Plan)

Wayne Levin
General Counsel
Lions Gate Entertainment Corp.
2700 Colorado Avenue, Suite 200
Santa Monica, California 90404
(310) 449-9200
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum
Title of	Amount	Offering	Aggregate	Amount of
Securities	to Be	Price	Offering	Registration
to Be Registered	Registered	per Share	Price	Fee
Common Shares, no par value	5,000,000(1) shares	$10.945(2)	$54,725,000(2)	$1,680.06(2)

(1)	This Registration Statement covers, in addition to the number of common shares of Lions Gate Entertainment Corp., a company recognized under the laws of the Province of British Columbia (the “Company” or the “Registrant”), no par value (the “Common Shares”), stated above, options and other rights to purchase or acquire the Common Shares covered by this Registration Statement and, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), an additional indeterminate number of shares, options and rights that may be offered or issued pursuant to the Lions Gate Entertainment Corp. 2004 Performance Incentive Plan (as amended, the “Plan”) as a result of one or more adjustments under the Plan to prevent dilution resulting from one or more stock splits, stock dividends or similar transactions.

(2)	Pursuant to Securities Act Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Shares on July 27, 2007, as quoted on the New York Stock Exchange.

The Exhibit Index for this Registration Statement is at page 6.

EXPLANATORY NOTE

This Registration Statement is filed by the Company to register additional securities issuable pursuant to the Plan and consists of only those items required by General Instruction E to Form S-8.

PART I

INFORMATION REQUIRED IN THE
SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Securities Act Rule 428(b)(1).

PART II

INFORMATION REQUIRED IN THE
REGISTRATION STATEMENT

Item 3.	Incorporation of Certain Documents by Reference

The following documents of the Company filed with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference:

(a) The Company’s Annual Report on Form 10-K for its fiscal year ended March 31, 2007, filed with the Commission on May 30, 2007 (Commission File No. 001-14880);

(b) The Company’s Current Reports on Form 8-K, filed with the Commission on August 2, 2007, June 1, 2007 and May 29, 2007 (only with respect to Item 1.01 included therein) (each, Commission File No. 001-14880);

(c) The description of the Company’s Common Shares contained in its Registration Statement on Form 8-A filed with the Commission on August 5, 2004 (Commission File No. 001-14880), which incorporates such description from the Company’s Post-Effective Amendment No. 2 to Registration Statement on Form S-3 filed with the Commission on July 26, 2004 (Commission File No. 333-114148), and any other amendment or report filed for the purpose of updating such description; and

(d) The Company’s Registration Statement on Form S-8 relating to the Plan, filed with the Commission on January 25, 2005 (Commission File No. 333-122275).

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into this Registration Statement. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 5.	Interests of Named Experts and Counsel

Not applicable.

Item 8.	Exhibits

See the attached Exhibit Index at page 6, which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Monica, State of California, on August 1, 2007.

LIONS GATE ENTERTAINMENT CORP.

By:	/s/ James Keegan
James Keegan
Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Jon Feltheimer, Michael Burns, Wayne Levin and James Keegan, and each of them, acting individually and without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jon Feltheimer Jon Feltheimer	Chief Executive Officer and Co-Chairman of the Board of Directors (Principal Executive Officer)	August 1, 2007

/s/ James Keegan James Keegan	Chief Financial Officer (Principal Accounting and Financial Officer)	August 1, 2007

/s/ Mark Amin Mark Amin	Director and Vice Chairman of the Board of Directors	August 1, 2007

/s/ Norman Bacal Norman Bacal	Director	August 1, 2007

/s/ Michael Burns Michael Burns	Director and Vice Chairman of the Board of Directors	August 1, 2007

/s/ Arthur Evrensel Arthur Evrensel	Director	August 1, 2007

/s/ Morley Koffman Morley Koffman	Director	August 1, 2007

/s/ Harald Ludwig Harald Ludwig	Co-Chairman of the Board of Directors	August 1, 2007

Signature	Title	Date

/s/ Laurie May Laurie May	Director	August 1, 2007

/s/ Daryl Simm Daryl Simm	Director	August 1, 2007

/s/ Hardwick Simmons Hardwick Simmons	Director	August 1, 2007

/s/ G. Scott Paterson G. Scott Paterson	Director	August 1, 2007

/s/ Brian V. Tobin Brian V. Tobin	Director	August 1, 2007

EXHIBIT INDEX

Exhibit
Number		Description of Exhibit

4	.	Lions Gate Entertainment Corp. 2004 Performance Incentive Plan. (Filed as Appendix A to the Company’s Proxy Statement filed with the Commission pursuant to Section 14(a) of the Exchange Act on July 28, 2006 (Commission File No. 001-14880) and incorporated herein by this reference.)
5	.	Opinion of Heenan Blaikie LLP (opinion re legality).
23.1		Consent of Ernst & Young LLP (consent of independent registered public accounting firm).
23.2		Consent of Counsel (included in Exhibit 5).
24	.	Power of Attorney (included in this Registration Statement under ‘‘Signatures”).